UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2004

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23677	76-0460831

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida		33021

(Address of principal executive offices)		(Zip code)

(954) 364-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Effective as of April 12, 2004, Technical Olympic USA, Inc. (the “Company”) amended its revolving credit facility to, among other things, increase the amount that it is permitted to borrow to the lesser of (i) $350.0 million or (ii) the Company’s borrowing base (calculated in accordance with the revolving credit facility agreement) minus the Company’s outstanding senior debt. In addition, the amendment to the revolving credit facility increased the letter of credit sub-facility provided under the revolving credit facility from $125.0 million to $175.0 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

10.41	Second Amendment, dated as of April 12, 2004, to Amended and Restated Credit Agreement, dated as of April 4, 2003, among Technical Olympic USA, Inc., the lenders and issuers party thereto, and Citicorp North America, Inc., as agent for the lenders and issuers.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2004

TECHNICAL OLYMPIC USA, INC.
By:	/s/ Randy L. Kotler
Randy L. Kotler
Vice President — Chief Accounting Officer

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